Filed Pursuant to Rule 424(b)(7)
Registration No. 333-189375

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
Ordinary Shares, €0.04 par value per share	16,500,000	$1,122,000,000	$153,041

(1)	The registration fee is calculated in accordance with 457(r) of the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 17, 2013)

16,500,000 Shares

LyondellBasell Industries N.V.

This prospectus supplement relates to 16,500,000 ordinary shares of LyondellBasell Industries N.V. being sold by the selling shareholders identified in this prospectus supplement. We will not receive any proceeds from the sale of our ordinary shares to be offered by the selling shareholders.

Our ordinary shares are listed on The New York Stock Exchange, under the symbol “LYB.” On July 31, 2013, the last reported sale price of our ordinary shares on the NYSE was $68.71 per share.

Investing in our ordinary shares involves risks. See “Risk Factors,” which begins on page S-8 of this prospectus supplement and any risk factors described in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$68.00	$1,122,000,000
Underwriting discounts and commissions	$0.29	$4,785,000
Proceeds, before expenses, to the selling shareholders	$67.71	$1,117,215,000

The underwriter expects that delivery of the ordinary shares will be made in New York, New York on or about August 6, 2013.

Barclays

The date of this prospectus supplement is August 1, 2013.

PROSPECTUS SUPPLEMENT

PROSPECTUS

We have not, and the underwriter and selling shareholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling shareholders nor the underwriter take any responsibility for, and none of us can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of the date on the front cover of this prospectus supplement, but our business, financial condition or results of operations may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our ordinary shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “LyondellBasell,” “we,” “us” and “our” refer to LyondellBasell Industries N.V. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.

We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•

the cost of raw materials represents a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers;

•

our U.S. operations have benefited from low-cost natural gas and natural gas liquids (“NGLs”); decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;

•

industry production capacities and operating rates may lead to periods of oversupply and low profitability; for example, there has been substantial capacity expansion announced in the U.S. olefins industry;

•

we may face operating interruptions at any of our facilities, which would negatively impact our operating results; for example, because the Houston refinery is our only refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring significant capital expenditures;

•	we face significant competition due to the commodity nature of many of our products and may not be able to protect our market position or otherwise pass on cost increases to our customers;

•

changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;

•	our ability to implement business strategies may be negatively affected or restricted by, among other things, governmental regulations or policies;

•

uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

•	the negative outcome of any legal, tax and environmental proceedings may increase our costs;

•

we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•	we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments could negatively impact our competitive position;

•

we have substantial international operations, and continued economic uncertainties, fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;

•

we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;

•	if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay; and

•

we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.

Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

All subsequent written and oral forward looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 regarding the securities we or selling securityholders may offer from time to time. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding LyondellBasell and the securities offered by this prospectus supplement, you should review the entire registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus supplement forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site on the Internet at http://www.sec.gov. Such registration statement can also be downloaded from the SEC’s web site.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement.

We incorporate by reference in this prospectus supplement the following documents that we have previously filed with the SEC and any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of the offering:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 12, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, as filed with the SEC on April 26, 2013 and July 26, 2013, respectively;

•

Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 10, 2013 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012);

•

Current Reports on Form 8-K, as filed with the SEC on February 19, 2013, March 22, 2013, April 5, 2013, April 29, 2013, April 30, 2013, May 28, 2013, May 29, 2013, June 7, 2013, June 17, 2013 and July 16, 2013; and

•

The description of LyondellBasell Industries N.V.’s ordinary shares contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on April 28, 2010, as amended.

You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyondellbasell.com:

LyondellBasell Industries N.V.

c/o Lyondell Chemical Company

1221 McKinney Street, Suite 300

Houston, Texas 77010

Attn: Secretary to the Supervisory Board

(713) 309-7200

Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

LyondellBasell Industries N.V. is a public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.

We believe we are one of the world’s top five independent chemical companies based on revenues. We participate globally across the petrochemical value chain and are an industry leader in many of our product lines. Our chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstock into plastic resins and other chemicals. Our chemical products tend to be basic building blocks for other chemicals and plastics, while our plastic products are typically used in large volume applications. Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives including food packaging, home furnishings, automotive components, paints and coatings. Our refining business consists of our Houston refinery which processes crude oil into fuels such as gasoline, diesel and jet fuel.

Our executive offices are located at 1 Berkeley Street, Mayfair, London, The United Kingdom, W1J8DJ; Stationsplein 45, 3013 AK Rotterdam, The Netherlands; and 1221 McKinney St, Suite 300, Houston, Texas. LyondellBasell’s telephone numbers for its executive offices are, respectively, +44 (0)20 7016 9527, +31 (0)10 275 5500, and (713) 309-7929 and its internet address is www.lyondellbasell.com. Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

LyondellBasell was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”) after completion of proceedings under chapter 11 of title 11 of the United States Bankruptcy Code. LyondellBasell AF and 93 of its subsidiaries were debtors in jointly administered bankruptcy cases in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Cases”). Other subsidiaries of LyondellBasell AF were not involved in the Bankruptcy Cases. On April 23, 2010, the Bankruptcy Court approved our Third Amended and Restated Plan of Reorganization and we emerged from bankruptcy on April 30, 2010 (the date of our emergence from bankruptcy being the “Emergence Date”).

Prior to the Emergence Date, LyondellBasell had not conducted any business operations. Accordingly, unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as incorporated by reference in this prospectus supplement, reflect the actual historical consolidated results of operations and financial condition of LyondellBasell AF for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby or the adoption of “fresh-start” accounting. Thus, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained or incorporated by reference in this prospectus supplement relates to LyondellBasell and its subsidiaries following the Emergence Date.

As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. LyondellBasell Industries N.V. is the successor to the combination in December 2007 of Lyondell Chemical Company and Basell AF S.C.A., which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions.

THE OFFERING

Ordinary shares offered by the selling shareholders	16,500,000

Ordinary shares outstanding after the offering (as of July 29, 2013)	567,133,531

Use of proceeds	We will not receive any proceeds from the sales of the ordinary shares.

Risk factors	See “Risk Factors” beginning on page S-8 and other information included or incorporated by reference in this prospectus supplement for factors you should consider before deciding to invest in our ordinary shares.

Dividend policy	We have paid dividends in the past and may do so in the future, however there can be no assurance that any dividends or distributions will be declared or paid in the future. The payment of dividends or distributions in the future will be subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends), our Management Board and Supervisory Board. The declaration of any future cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions.

New York Stock Exchange symbol	LYB

Unless we specifically state otherwise, the information in this prospectus supplement does not take into account:

•	approximately 8.1 million ordinary shares issuable upon exercise and vesting of outstanding equity compensation awards and warrants; and

•	approximately 10.5 million additional ordinary shares that may be issued under our equity compensation plans.

The selling shareholders have agreed to a 30 day lock-up, subject to certain exceptions, following the date of this prospectus supplement. See “Underwriting.”

RISK FACTORS

An investment in our ordinary shares involves risk. You should carefully consider the following risks as well as the other information included or incorporated by reference in this prospectus supplement, including our financial statements and related notes, before investing in our ordinary shares. In addition to the risk factors set forth below, please read the information included or incorporated by reference under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our ordinary shares could decline and you may lose all or part of your investment in us.

Risks Related to This Offering

The market price and trading volume of our ordinary shares may be volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our ordinary shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our ordinary shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect the price of our ordinary shares, or result in fluctuations in the price or trading volume of our ordinary shares, include:

•	variations in our quarterly operating results;

•	failure to meet the market’s earnings expectations;

•	publication of research reports about us or our industry, or the failure of securities analysts to cover our ordinary shares after this offering;

•	departures of key personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	changes in market valuations of similar companies;

•

changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws and regulations, or announcements relating to these matters;

•	litigation and governmental investigations; and

•	general market and economic conditions.

In the event of a drop in the market price of our ordinary shares, you could lose a substantial part or all of your investment in our ordinary shares. Consequently, you may not be able to sell our ordinary shares at prices equal to or greater than the price paid by you in the offering.

Holders of our ordinary shares may have limited ability to use credits for foreign taxes with respect to withholding taxes on our dividends.

A U.S. Holder (as defined under “Certain Tax Consequences—Material U.S. Federal Income Tax Considerations”) may not be able to determine what portion of a dividend from us is treated as foreign-source income for purposes of determining such U.S. Holder’s foreign tax credit limitation under U.S. federal income tax law. To the extent that a U.S. Holder is unable to establish that all or any of a dividend from us is foreign-source income for this purpose, the value of any foreign tax credit attributable to Dutch or other withholding taxes on our dividends could be severely limited. See “Certain Tax Consequences—Material U.S. Federal Income Tax Considerations—U.S. Holders—Foreign Tax Credit” below.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our ordinary shares offered by the selling shareholders.

MARKET PRICE OF ORDINARY SHARES

Our ordinary shares were listed on the NYSE on October 14, 2010 under the symbol “LYB.” The high and low sales prices for our ordinary shares since January 1, 2011 are shown in the table below.

	High	Low
2011
First Quarter 2011	$41.12	$33.57
Second Quarter 2011	$48.12	$35.84
Third Quarter 2011	$41.93	$24.41
Fourth Quarter 2011	$36.96	$22.90
2012
First Quarter 2012	$46.39	$33.11
Second Quarter 2012	$46.13	$35.97
Third Quarter 2012	$53.77	$38.44
Fourth Quarter 2012	$56.00	$44.87
2013
First Quarter 2013	$65.69	$55.94
Second Quarter 2013	$69.45	$55.02
Third Quarter 2013 (through July 30, 2013)	$71.33	$64.74

The table below shows our dividend payment history:

Dividend Payment Date	Dividend Payment per Ordinary Share
2011
May 26, 2011	$0.10
September 7, 2011	$0.20
December 16, 2011	$0.25
December 16, 2011	$4.50
2012
March 30, 2012	$0.25
June 11, 2012	$0.40
September 24, 2012	$0.40
December 11, 2012	$0.40
December 11, 2012	$2.75
2013
March 18, 2013	$0.40
June 24, 2013	$0.50

The payment of dividends or distributions in the future will be subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends), our Management Board and Supervisory Board. The declaration of any future cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions.

There can be no assurance that any dividends or distributions on our ordinary shares will be declared or paid in the future.

SELLING SHAREHOLDERS

The table below sets forth information with respect to the beneficial ownership of our ordinary shares held by the selling shareholders as of July 29, 2013.

In the table below, the percentage of shares beneficially owned is based on 567,133,531 of our ordinary shares outstanding as of July 29, 2013, determined in accordance with Rule 13d-3 of the Exchange Act. Under that rule, beneficial ownership includes any ordinary shares over which the shareholder has sole or shared voting power or investment power and also any ordinary shares which the shareholder has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated below, each shareholder has sole voting and investment power with respect to the ordinary shares shown as beneficially owned.

We and the selling shareholders are party to a nomination agreement that allows them to select individuals for nomination to our Supervisory Board in certain circumstances. Additional information about relationships with the selling shareholders is disclosed under “Supervisory Board of Directors” and “Director, Director Nominee and Management Share Ownership” in our Proxy Statement for the 2013 Annual General Meeting of Shareholders and “Description of Capital Stock” in the accompanying prospectus.

Under the terms of the Registration Rights Agreement dated as of April 30, 2010 between us and certain of our shareholders, including the selling shareholders, we will pay all expenses of the registration of the ordinary shares, including SEC filings fees, except that the selling shareholders will pay all underwriting discounts and selling commissions, if any.

Separately, the selling shareholders have advised us that they have agreed to sell 8,500,000 of our ordinary shares in a private transaction. The table below does not give effect to the shares to be sold by the selling shareholders in such private sale.

	Before Offering (1)			After Offering (1)
Name	Number of Shares Beneficially Owned	Percentage of Shares Owned	Shares Offered Hereby	Shares Owned After Offering	Percentage of Shares Owned After Offering
Apollo Funds (2)	70,695,600	12.5%	16,500,000	54,195,600	9.6%

(1)	All percentages are based on an aggregate of 567,133,531 ordinary shares issued and outstanding on July 29, 2013.
(2)

Represents ordinary shares held of record by ACLF/Lyondell S.à.r.l. (“ACLF/Lyondell”), ACLF Co-Invest/Lyondell S.à.r.l. (“ACLF Co-Invest”), LeverageSource Holdings Series III (Lux) S.à r.l. (“LeverageSource Series III”), LeverageSource XI (N), L.P. (“LeverageSource N”), AIE Eurolux S.à r.l. (“AIE Eurolux”), LeverageSource XI S.à.r.l. (“LS XI”), LeverageSource Holdings, L.P. (“LS Holdings”), ACLF Co-Investment Fund, L.P. (“Co-Investment Fund”), Apollo Credit Funding I Ltd. (“Apollo CF I”) and Stone Tower CDO II Ltd. (“Stone Tower CDO,” and together with ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, LeverageSource N, AIE Eurolux, LS XI, LS Holdings, Co-Investment Fund and Apollo CF I, the “Apollo Funds”). The total number of ordinary shares being offered by the Apollo Funds includes: 7,566,055 ordinary shares held by LeverageSource Series III, 328,975 ordinary shares held by ACLF/Lyondell, 301,642 ordinary shares held by ACLF Co-Invest, 54,548 ordinary shares held by AIE Eurolux, 8,248,765 ordinary shares held by LeverageSource N, 12 ordinary shares held by Apollo CF I and 3 ordinary shares held by Stone Tower CDO. Each of the Apollo Funds is an affiliate of Apollo Global Management, LLC. Apollo Management Holdings, L.P. (“Management Holdings”) is the general partner or manager of various Apollo investment managers that manage five of the Apollo Funds. Apollo Principal Holdings II, L.P. (“Principal II”) and Apollo Principal Holdings III, L.P. (“Principal III”) each serve as the sole member or stockholder of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services and in some cases serve as the general partner of various Apollo investment funds, including several of the Apollo Funds. The general partner of Management Holdings is Apollo Management Holdings GP, LLC. The general partner of Principal II is Apollo Principal Holdings II GP, LLC and the general partner of Principal III is Apollo Principal Holdings III GP, Ltd. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Apollo Management Holdings GP, LLC, the managers of Apollo Principal Holdings II GP, LLC, and the directors of Apollo Principal Holdings III GP, Ltd, and as such may be deemed to have voting and dispositive control of the ordinary shares held by the Apollo Funds or beneficially owned by any of Apollo Management Holdings GP, LLC, Apollo Principal Holdings II GP, LLC or Apollo Principal Holdings III GP, Ltd. Each of the Apollo Funds, Management Holdings, Principal II, Principal III, Apollo Management Holdings GP, LLC, Apollo Principal Holdings GP, LLC, Apollo Principal Holdings GP, Ltd, the other Apollo investment managers and investment advisors, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the ordinary shares held by the other Apollo Funds or beneficially owned by any of Apollo Management Holdings GP, LLC, Apollo Principal Holdings II GP, LLC or Apollo Principal Holdings III GP, Ltd., or any of the other Apollo investment managers and investment advisors. The address for each of ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, AIE Eurolux and LS XI is 44, Avenue John F. Kennedy, L-1885, Luxembourg. The address for each of LeverageSource N, Principal Holdings III and Apollo Principal Holdings III GP, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands. The address for each of Apollo CF I and Stone Tower CDO is c/o Deutsche Bank (Cayman) Limited, Boundary Hall, Cricket Square, P.O. Box 1984, George Town, Grand Cayman KY1-1104, Cayman Islands. The address for each of LS Holdings, Co-Investment Fund, Principal II and Apollo Principal Holdings II GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address for each of Management Holdings and Apollo Management Holdings GP, LLC, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

After giving effect to the 16,500,000 ordinary shares being sold by the Apollo Funds in the offering and the 8,500,000 ordinary shares being sold by the Apollo Funds in the private sale, the Apollo Funds will beneficially own 45,695,600 ordinary shares, or approximately 8.1%. The number of shares reported as beneficially owned before and after the offering does not include an aggregate of 22,051 ordinary shares that were issued to Mr. Joshua Harris and Mr. Scott Kleinman upon the vesting of restricted stock units held by them as nominees for the sole benefit of certain Apollo investment managers, which shares may be deemed to be beneficially owned by Apollo Management Holdings GP, LLC, Management Holdings and certain other Apollo investment managers.

CERTAIN TAX CONSEQUENCES

Material U.S. Federal Income Tax Considerations

Scope of Discussion

The following discussion summarizes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), Treasury Regulations promulgated under the U.S. Tax Code, court decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to U.S. Holders (as defined below) that hold our ordinary shares as “capital assets” within the meaning of U.S. Tax Code Section 1221 (generally, for investment purposes).

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	financial institutions;

•	tax-exempt organizations;

•	S corporations, entities or arrangements treated as partnerships or any other pass-through entities for U.S. federal income tax purposes;

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect the mark-to-market method of accounting for their securities;

•	persons that are subject to the alternative minimum tax provisions of the U.S. Tax Code;

•	persons that own, actually or under applicable constructive ownership rules, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	persons that have a functional currency other than the U.S. dollar;

•	personal holding companies;

•	regulated investment companies;

•	real estate investment trusts; or

•	persons that hold our ordinary shares as part of a conversion or constructive sale transaction, straddle, wash sale or other risk reduction transaction.

If a partnership (including an entity or other arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships that are beneficial owners of our ordinary shares are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of our ordinary shares.

This discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences relating to the ownership or disposition of our ordinary shares. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON U.S. TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF YOUR OWN SITUATION.

U.S. Holders

The following is a discussion of the material U.S. federal income tax consequences that will apply to U.S. Holders of our ordinary shares. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is:

•	an individual U.S. citizen or resident alien;

•	a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation;

•	an estate whose worldwide income is subject to U.S. federal income tax on a net basis; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, the gross amount of a distribution paid with respect to our ordinary shares, including the full amount of any Dutch withholding tax imposed on such amount, will be a dividend for U.S. federal income tax purposes to the extent of our current-year or accumulated earnings and profits (as determined for U.S. tax purposes). Distributions in excess of our current-year and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in our ordinary shares and will reduce (but not below zero) such basis. A distribution in excess of our current-year and accumulated earnings and profits and the U.S. Holder’s tax basis in our ordinary shares will be treated as capital gain from the sale or exchange of such shares.

Generally, dividends paid with respect to our ordinary shares will be includible in the gross income of a U.S. Holder and taxable to such U.S. Holder on the day on which the dividends are received by such holder. With respect to non-corporate U.S. Holders, dividends with respect to our ordinary shares will generally be “qualified dividend income” that is subject to tax at the preferential long-term capital gain rate, provided that we are a “qualified foreign corporation” and certain holding period and other requirements are satisfied. We will be treated as a qualified foreign corporation only if we are (1) not a passive foreign investment company (a “PFIC”) in the year of the distribution or the preceding taxable year and (2) either (a) our ordinary shares are readily tradable on an established securities market in the United States, such as the New York Stock Exchange, or (b) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS determines is satisfactory for this purpose and which includes an exchange of information program. We believe that we will be treated as a qualified foreign corporation because we believe that (1) we were not, as discussed below, a PFIC for our 2012 taxable year and will not be treated as a PFIC for the current taxable year or for any future taxable year and (2) our ordinary shares are and will continue to be readily tradable on the New York Stock Exchange. Dividends received by a corporate U.S. Holder will not be eligible for the dividends-received deduction that is generally allowed to U.S. corporate shareholders on dividends received from a domestic corporation.

Foreign Tax Credit

Generally, taxable dividends paid with respect to our ordinary shares will constitute foreign-source income and will be considered passive category income for purposes of computing the foreign tax credit allowable to

U.S. Holders. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating a U.S. Holder’s foreign tax credit limitation will generally be limited to the gross amount of the taxable dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. However, at least a portion of the dividends paid with respect to our ordinary shares may be U.S.-source income, because more than a de minimis amount of our earnings and profits out of which the dividends are paid may be from sources within the United States, if it is determined that U.S. persons own 50% or more of our ordinary shares. A U.S. Holder may be unable to determine what portion of a dividend from us is treated as foreign-source income for U.S. federal income tax purposes. To the extent that a U.S. Holder is unable to establish that all or any portion of a dividend from us is foreign-source income, the value of any potential foreign tax credit attributable to Dutch (or other) withholding taxes on our dividends could be severely limited. Subject to limitations, Dutch withholding tax on dividends (which, together with the income tax treaty between the United States and The Netherlands, is discussed under “—Dutch Tax Considerations” below) will be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. Holder. The ability of U.S. Holders to claim the foreign tax credit with respect to our dividends may be subject to significant limitations in addition to the sourcing uncertainty discussed above. In lieu of claiming a credit, a U.S. Holder may claim a deduction of foreign taxes paid in the taxable year, but only for a taxable year in which such U.S. Holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders are urged to consult their tax advisors regarding the availability of foreign tax credits.

Dispositions of Our Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, U.S. Holders of our ordinary shares generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our ordinary shares equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the U.S. Holder in the sale, exchange or other disposition and (2) such U.S. Holder’s adjusted tax basis in our ordinary shares. A U.S. Holder’s adjusted tax basis in our ordinary shares will generally equal such U.S. Holder’s original purchase price for such shares, adjusted as described under “—Distributions on Our Ordinary Shares” above.

Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for our ordinary shares exceeds one year. Long-term capital gain of non-corporate U.S. Holders is generally subject to tax at a reduced rate. There are limitations on the deductibility of capital losses. Any such gain or loss will generally be treated as U.S.-source income or loss.

As discussed above, the Company intends to operate in a manner to be treated as a resident solely of the United Kingdom for tax purposes. Any change in its tax residency would not result in an exchange of a U.S. Holder’s ordinary shares for U.S. federal income tax purposes.

Passive Foreign Investment Company Considerations

The treatment of U.S. Holders of our ordinary shares could differ materially and adversely from that described above if, at any relevant time, we were a passive foreign investment company (a “PFIC”). For U.S. tax purposes, we would be a PFIC for any taxable year in which either (1) 75% or more of our gross income is passive income (generally, dividends, interest and gains from the sale or exchange of investment property and certain rents and royalties) or (2) the average percentage (based on quarterly measurements) of the value of our assets that produce or that are held for the production of passive income is at least 50%. For this purpose, we are deemed to own our proportionate share of the assets and to receive directly our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% of the value of the stock.

Based on estimates of our gross income, the nature and value of our assets, the manner in which we conduct our business and our expectation for the manner in which such business will be conducted in the future, we believe that we were not a PFIC for our 2012 taxable year and that we will not be treated as a PFIC for the current taxable year or for any future taxable years. However, the tests for determining PFIC status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. Holders that we will not be a PFIC for the current taxable year or become a PFIC for any future taxable years.

If we were treated as a PFIC for any taxable year, then a U.S. Holder would be subject to special, adverse tax rules with respect to (1) any excess distribution (generally, the portion of any distributions received by the U.S. Holder with respect to our ordinary shares in excess of 125% of the average annual distributions received by the U.S. Holder with respect to our ordinary shares in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our ordinary shares) and (2) any gain realized on the sale, exchange or other disposition of our ordinary shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s holding period in the ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, would be taxed as ordinary income in the current year; and

•

the amount allocated to each of the other taxable years would be subject to U.S. federal income tax at the highest rate of tax on ordinary income in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if that tax liability had been due for each such other taxable year.

Unless a U.S. Holder makes a “qualified electing fund” or “mark-to-market” election with respect to the ordinary shares, a U.S. Holder that holds ordinary shares during a period in which we are a PFIC will be subject to the foregoing rules for that period and all subsequent taxable years in which the U.S. Holder holds ordinary shares, even if we cease to be a PFIC. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individual U.S. Holders, the denial of a step-up in the basis of the ordinary shares at death. U.S. Holders are urged to consult their tax advisors regarding the PFIC rules.

Information Reporting and Backup Withholding

Dividends on our ordinary shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (1) is a corporation or other exempt recipient and, when required, demonstrates this fact or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the ordinary shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that such U.S. Holder furnishes certain required information to the IRS.

Certain Information Reporting Requirements

Legislation enacted in 2010 requires certain U.S. Holders who are individuals that hold “specified foreign financial assets” with values in excess of certain dollar thresholds to report to the IRS information relating to their investment in such assets. “Specified foreign financial assets” include any financial accounts held at a foreign financial institution, as well as interests in foreign issuers that are not held in accounts maintained by financial institutions. Under certain circumstances, an entity may be treated as an individual for purposes of these rules. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this legislation on their investment in our ordinary shares.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax (the “Medicare tax”) on all or a portion of their “net investment income,” which may include all or a portion of their dividends on our ordinary shares and net capital gains from the disposition of our ordinary shares. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in our ordinary shares.

Dutch Tax Considerations

The following is intended as general information only and it does not purport to present comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a holder of ordinary shares. For Dutch tax purposes, a holder of ordinary shares may include an individual or entity who does not have the legal title of the ordinary shares, but to whom nevertheless the ordinary shares are attributed based either on such individual or entity holding a beneficial interest in the ordinary shares or on specific statutory provisions, including statutory provisions pursuant to which ordinary shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the ordinary shares.

Prospective shareholders should therefore consult their tax advisers regarding the tax consequences of any purchase, ownership or disposal of ordinary shares.

The following summary is based on the Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. For the purpose of this paragraph, “Dutch Taxes” shall mean taxes of whatever nature levied by or on behalf of The Netherlands or any of its subdivisions or taxing authorities. The Netherlands means the part of the Kingdom of The Netherlands located in Europe.

Any reference hereafter made to a treaty for the avoidance of double taxation concluded by The Netherlands includes the Tax Regulation for the Kingdom of The Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the country of The Netherlands (Belastingregeling voor het land Nederland) and the agreement between the Taipei Representative Office in The Netherlands and The Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

Withholding Tax

General

A shareholder is generally subject to Dutch dividend withholding tax at a rate of 15 percent on dividends distributed by the Company. Generally, the Company is responsible for the withholding of such dividend withholding tax at source; the dividend withholding tax is for the account of the shareholder.

Dividends distributed by the Company include, but are not limited to:

(i)	distributions of profits in cash or in kind, whatever they be named or in whatever form;

(ii)	proceeds from the liquidation of the Company, or proceeds from the repurchase of ordinary shares by the Company, in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(iii)	the par value of ordinary shares issued to a shareholder or an increase in the par value of ordinary shares, to the extent that no contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(iv)	partial repayment of paid-in capital, that is:

•	not recognized for Dutch dividend withholding tax purposes, or

•	recognized for Dutch dividend withholding tax purposes, to the extent that the Company has “net profits” ( zuivere winst ), unless:

(a)	the general meeting of shareholders has resolved in advance to make such repayment, and

(b)	the par value of the ordinary shares concerned has been reduced with an equal amount by way of an amendment to the articles of association of the Company.

The term “net profits” includes anticipated profits that have yet to be realized.

Notwithstanding the above, no withholding is required in the event of a repurchase of ordinary shares, if certain conditions are fulfilled.

If a shareholder is resident or deemed to be resident in The Netherlands or, in case of an individual, has opted to be treated as if resident in Netherlands, such shareholder is generally entitled to an exemption or a full credit for any Dutch dividend withholding tax against his Dutch income tax or corporate income tax liability and to a refund of any residual Dutch dividend withholding tax. If a shareholder is resident in a country other than The Netherlands under circumstances exemptions from, reduction in or refunds of, dividend withholding tax may be available pursuant to Dutch domestic law or a treaty for avoidance of double taxation between The Netherlands and that country.

U.S. Holders

A U.S. Holder who is entitled to the benefits of the 1992 Double Taxation Treaty between the U.S. and The Netherlands, as amended most recently by the Protocol signed March 8, 2004 (the “Treaty”), will be entitled to a reduction in the Dutch withholding tax by way of an exemption, reduction or refund, as follows:

•

if the U.S. Holder is an exempt pension trust as described in article 35 of the Treaty, or an exempt organization as described in article 36 of the Treaty, the U.S. shareholder will be exempt from Dutch dividend withholding tax;

•

if the U.S. Holder is a company which holds directly at least 10 percent but less than 80 percent of the voting power in the Company, the U.S. Holder will be subject to Dutch withholding tax at a rate not exceeding 5 percent;

•

if the U.S. Holder is a company which holds directly at least 80 percent of the voting power in the Company and certain other conditions are met, the U.S. Holder will be exempt from Dutch dividend withholding tax; and

•	in all other cases, the U.S. Holder will be subject to Dutch dividend withholding tax at a rate not exceeding 15 percent.

U.S. Holders qualifying for a reduction in the Dutch withholding tax may generally claim (i) an exemption or reduction at source, or (ii) a refund, by filing, through the withholding agent as mentioned in article 9 of the Dutch Dividend Withholding Tax Act 1965, a completed and signed copy of one of the following forms within three years after the end of the calendar year in which the withholding tax was levied:

•	if the U.S. Holder is an exempt pension trust as described in article 35 of the Treaty: Form IB 96 USA; or

•	if the U.S. Holder is an exempt organization as described in article 36 of the Treaty: Form IB 95 USA.

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch income tax or corporate income tax, exemption from, reduction in or refund of, Dutch dividend withholding tax will be granted if the recipient of the dividend paid by the Company is not considered to be the beneficial owner (uiteindelijk gerechtigde ) of such dividends as meant in these rules.

In case, and for as long as, the Company will be tax resident solely in the U.K. for purposes of The Netherlands-U.K. tax treaty, a shareholder will not be subject to Dutch dividend withholding tax on dividends distributed by the Company, irrespective of the nature or form of such dividend.

Taxes on income and capital gains

The description of taxation set out in this section is not intended for any shareholder who is an individual and for whom the income or capital gains derived from the ordinary shares are attributable to employment activities, the income from which is taxable in The Netherlands.

A shareholder will not be subject to Dutch Taxes on income or capital gains in respect of the ownership and disposal of the ordinary shares, other than Dutch dividend withholding tax as described above, except if:

(i)	the shareholder is, or is deemed to be, resident in The Netherlands for Dutch income tax or corporate income tax purposes;

(ii)	if the shareholder is an individual, the shareholder has opted to be treated as if resident in The Netherlands for Dutch income tax purposes;

(iii)	the shareholder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands, to which the ordinary shares are attributable;

(iv)	the shareholder is an individual and has a substantial interest (aanmerkelijk belang), or a fictitious substantial interest (fictief aanmerkelijk belang), in the Company or derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) carried out in The Netherlands in respect of the ordinary shares, including, without limitation, activities which are beyond the scope of active portfolio investment activities;

(v)	the shareholder is not an individual and has a substantial interest, or a fictitious substantial interest, in the Company, which (fictitious) substantial interest is not part of the assets of an enterprise and (one of) the main purposes of the chosen ownership structure is the evasion of Dutch income tax or dividend withholding tax;

(vi)	the shareholder is not an individual and is entitled to a share in the profits of an enterprise or a co- entitlement to the net worth of an enterprise, other than by way of the holding of securities, which is effectively managed in The Netherlands and to which enterprise the ordinary shares are attributable; or

(vii)	the shareholder is an individual and is entitled to a share in the profits of an enterprise, other than by way of securities, which is effectively managed in The Netherlands and to which enterprise the ordinary shares are attributable.

In case, and for as long as, the Company will be tax resident solely in the U.K. for purposes of The Netherlands-U.K. tax treaty, a shareholder, other than a shareholder referred to under (i) and (ii) above, who holds a (fictitious) substantial interest in the Company will not be subject to Dutch Taxes on income or capital gains in respect of the ownership and disposal of the ordinary shares.

Generally, a shareholder has a substantial interest if such shareholder, alone or together with his partner, directly or indirectly;

(i)	owns, or holds certain rights on, ordinary shares representing five percent or more of the total issued and outstanding capital of the Company, or of the issued and outstanding capital of any class of ordinary shares of the Company; or

(ii)	holds rights to acquire, directly or indirectly, ordinary shares, whether or not already issued, representing five percent or more of the total issued and outstanding capital of the Company, or of the issued and outstanding capital of any class of ordinary shares of the Company; or

(iii)	owns, or holds certain rights on, profit participating certificates that relate to five percent or more of the annual profit of the Company or to five percent or more of the liquidation proceeds of the Company.

A shareholder will also have a substantial interest if his partner or one of certain relatives of the shareholder or of his partner has a substantial interest.

Generally, a shareholder has a fictitious substantial interest in the Company if, without having an actual substantial interest in the Company:

(i)	an enterprise has been contributed to the Company in exchange for ordinary shares on an elective non-recognition basis;

(ii)	the ordinary shares have been obtained under inheritance law or matrimonial law, on a non-recognition basis, while the previous shareholder had a substantial interest in the Company;

(iii)	the ordinary shares have been acquired pursuant to a share merger, legal merger or legal demerger, on an elective non-recognition basis, while the shareholder prior to this transaction had a substantial interest in an entity that was party thereto; or

(iv)	the ordinary shares held by the shareholder, prior to dilution, qualified as a substantial interest and, by election, no gain was recognized upon disqualification of these ordinary shares.

Other Taxes and Duties

No other Dutch Taxes, including turnover tax and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a shareholder by reason only of the purchase, ownership and disposal of the ordinary shares.

Residency

A shareholder will not become resident, or deemed resident in The Netherlands for tax purposes by reason only of holding the ordinary shares.

Material U.K. Tax Considerations

The following comments are of a general nature, based on current U.K. tax law and published practice of Her Majesty’s Revenue & Customs (“HMRC”) as at the date of this prospectus supplement, all of which are subject to change, possibly with retrospective effect. The comments below only apply to persons who are beneficial owners of our ordinary shares, do not necessarily apply where the income on such ordinary shares is deemed for tax purposes to be the income of any other person and may not apply to certain classes of persons such as dealers or certain professional investors. The comments below also relate only to the position of persons who are resident outside of the United Kingdom for tax purposes (and not resident in the United Kingdom for U.K. tax purposes). The following is intended as general information only and it does not purport to present any comprehensive or complete description of all aspects of U.K. tax law which could be of relevance to a holder of our ordinary shares.

Prospective investors should therefore consult their own tax adviser regarding the tax consequences of any purchase, ownership or disposal of our ordinary shares.

Dividends. We will not be required to withhold U.K. tax at source when paying a dividend on our ordinary shares.

Disposals. A shareholder who is not resident in the United Kingdom for U.K. tax purposes will generally not be liable for U.K. taxation on chargeable gains in respect of any disposal, or deemed disposal, of his ordinary shares. This may not, however, be the case if:

(i) in the case of corporate shareholders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii) in the case of other shareholders, such persons carry on a trade, profession or vocation in the United Kingdom through a U.K. branch or agency,

in each case, to which the ordinary shares are attributable.

Inheritance Tax. Provided the register of our ordinary shares is maintained outside the United Kingdom, a holder of our ordinary shares who is an individual domiciled outside the United Kingdom (and is not deemed domiciled in the United Kingdom under certain rules relating to previous domicile or long residence) will generally not be liable for U.K. inheritance tax in respect of his holding of our ordinary shares.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). No U.K. stamp duty will be payable in connection with a transfer of our ordinary shares if any written instrument transferring, or written agreement to transfer, such ordinary shares is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, our ordinary shares could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the value of the consideration.

No SDRT will be payable in respect of an agreement to transfer our ordinary shares.

Proposed Financial Transactions Tax

In September 2011, the EU Commission attempted to introduce an EU-wide financial transactions tax. However, not all the Member States were in favour of such a tax and so the tax could not be implemented in all Member States. Subsequently, 11 Member States of the EU requested that the EU Commission develop a proposal for the introduction of a common financial transactions tax (“FTT”) for each of those Member States. The EU Commission developed such a proposal under the EU’s enhanced cooperation procedure which allows nine or more Member States to implement common legislation. In January 2013, the EU Council of Ministers authorized the EU Commission to proceed with enhanced cooperation for a common FTT and the EU Commission has now published a draft directive containing proposals for the FTT. This FTT is intended to be introduced in the 11 participating Member States (Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia). Additional Member States may decide to participate.

The proposed FTT imposes a charge on a wide range of financial transactions including purchases and sales of financial instruments, including shares; this charge will be levied at not less than 0.1% of the sale price. Material modifications of financial instruments also attract a charge at the applicable rate. In both cases, the charge is applied separately to each financial institution that is party to a transaction; if a financial institution does not pay the tax then its counterparty will be jointly and severally liable.

A charge to FTT will arise if at least one party to a financial transaction is established in a participating Member State and a financial institution established in (or which is treated as established in) a participating Member State is a party to the transaction, for its own account, for the account of another person, or if the financial institution is acting in the name of a party to the transaction.

It is important to be aware that a financial institution will be treated as established in a participating Member State if, among other things, its seat is there, it is authorised there (as regards authorised transactions) or it is acting via a branch in that Member State (as regards branch transactions). It may also be treated as established in a participating Member State in relation to a particular transaction merely because it is entering into the financial transaction with another person who is established in that Member State.

Furthermore, a financial institution which is not otherwise established in a participating Member State will be treated as established in a participating Member State in respect of a financial transaction if it is a party (for its own account or for the account of another person), or is acting in the name of a party, to a financial transaction in respect of a financial instrument issued within that Member State. The other party to such a transaction will, to the extent not otherwise established in a participating Member State, also be treated as established in that Member State.

There are limited exemptions to the proposed FTT and no broad exemptions for financial intermediaries or market makers. Therefore, the effective cumulative rate applicable to some dealings in financial instruments could be greatly in excess of the headline rate of the tax.

Even though the FTT is to be introduced only in the participating Member States, it can be seen from what is said above that if the FTT is introduced in the form proposed it could make dealings in financial instruments more costly for persons both inside and outside the 11 participating Member States, and the FTT could be payable in relation to our ordinary shares if the FTT is introduced in the form proposed and the conditions for a charge to arise are satisfied.

The proposed FTT is still under review, it may therefore change significantly before it is implemented and the timing of any implementation remains unclear. Prospective investors are strongly advised to seek their own professional advice in relation to the FTT.

UNDERWRITING

The Company, the selling shareholders and Barclays Capital Inc., the underwriter, have entered into an underwriting agreement with respect to the ordinary shares being offered. Subject to certain conditions, the underwriter has agreed to purchase all of the 16,500,000 ordinary shares offered hereby.

The per share and total underwriting discounts and commissions to be paid to the underwriter by the selling shareholder are $0.29 per ordinary share and $4,785,000, respectively.

Ordinary shares sold by the underwriter to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement. If all the ordinary shares are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. The offering of the ordinary shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The selling shareholders have agreed with the underwriter, subject to certain exceptions described below, not to offer, issue, sell, pledge, grant any option to purchase, dispose of or hedge, directly or indirectly, any of their ordinary shares or securities convertible into or exchangeable for ordinary shares during the period continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

The selling shareholder lock-up does not apply to (i) sales of ordinary shares acquired by the selling shareholder in the open market; (ii) transfers (A) to a family member or trust, (B) as a bona fide gift or gifts, (C) by will or intestate succession or (D) pursuant to a sale of 100% of the outstanding ordinary shares (including, without limitation, in connection with a tender offer for such ordinary shares or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company, provided that the opportunity to participate in such sale, tender offer, merger or other such transaction is offered to all holders of ordinary shares or, with respect to any statutory merger of consolidation in which the Company is a constituent company, the participation of holders of ordinary shares is not voluntary (or is otherwise pursuant to an exercise of dissenters’ rights applicable to any such statutory merger or consolidation); (iii) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under the lock-up; (iv) transfers by the selling shareholders to any wholly-owned subsidiary or any shareholders, partners, members or similar persons of the selling shareholders; (v) the ordinary shares to be sold by the selling shareholders in this offering and the sale of 8,500,000 ordinary shares in the separate private transaction that is described under “Selling Shareholders”; and (vi) any sale, transfer or other disposition of ordinary shares by any of the selling shareholders or their transferees (in an aggregate amount for all such ordinary shares not to exceed 150,000 ordinary shares); provided that: (A) for the purposes of clauses (ii), (iii) and (iv), it shall be a condition to such transfer that the transferee (if not already subject to the lock-up) executes and delivers to the underwriter a written agreement that is satisfactory to the underwriter stating that the transferee is receiving and agrees to hold such ordinary shares subject to and in accordance with the provisions and restrictions of the lock-up and that there shall be no further transfer of such Lock-Up Securities except in accordance with the lock-up, provided that for the purposes of subclause (ii)(D), such agreement shall terminate at such time as such third party or group of third parties have acquired 100% of the outstanding ordinary shares; (B) for the purposes of clauses (ii)(A) through (C), (iii) and (iv), any such transfer shall not involve a disposition for value; and (C) for the purposes of clauses (i) through (iii) (except for subclause (ii)(D)), no filing under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and no other public filing, report or announcement regarding such transfer is voluntarily effected by any party to such transfer.

In connection with the offering, the underwriter may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of ordinary shares than it is required to purchase in the offering. The underwriter must close out any short position by purchasing ordinary shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our ordinary shares, and together with the imposition of the penalty bid may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

The Company estimates that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $350,000. The Company and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or the selling shareholders. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000 and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

LEGAL MATTERS

De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, will pass upon the validity of the securities offered under this prospectus supplement. Certain legal matters in connection with the securities offered under this prospectus supplement will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Certain legal matters in connection with the ordinary shares offered under this prospectus supplement will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York. Neither Baker Botts L.L.P. nor Davis Polk & Wardwell LLP is passing on any matters of Dutch law and both are relying on the opinion of De Brauw Blackstone Westbroek as to all matters of Dutch law, and De Brauw Blackstone Westbroek is not passing on any matters other than those governed by Dutch law. Certain matters with respect to the Apollo Funds will be passed upon by Akin Gump Strauss Hauer & Feld LLP.

EXPERTS

The consolidated financial statements of (i) the predecessor of LyondellBasell Industries N.V. and (ii) LyondellBasell Industries N.V. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to LyondellBasell Industries N.V.’s Current Report on Form 8-K filed with the SEC on June 17, 2013 have been so incorporated in reliance on the reports (each of which contains an explanatory paragraph relating to the Company’s emergence from bankruptcy and adoption of fresh-start accounting as described in Notes 1 and 23 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

LyondellBasell Industries N.V.

ORDINARY SHARES

DEBT SECURITIES

WARRANTS

GUARANTEES

UNITS

LYB International Finance B.V.

DEBT SECURITIES

GUARANTEES

UNITS

We or selling securityholders may from time to time offer to sell the securities listed above in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering.

Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

LyondellBasell Industries N.V.’s ordinary shares are listed on the New York Stock Exchange under the symbol “LYB.”

You should consider carefully the risk factors included in our periodic reports filed with the SEC and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
WHERE YOU CAN FIND MORE INFORMATION	5
ABOUT THIS PROSPECTUS	6
LYONDELLBASELL INDUSTRIES N.V.	7
LYB INTERNATIONAL FINANCE B.V.	7
RATIO OF EARNINGS TO FIXED CHARGES	8
USE OF PROCEEDS	9
DESCRIPTION OF CAPITAL STOCK	10
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF GUARANTEES	26
DESCRIPTION OF OTHER SECURITIES	26
PLAN OF DISTRIBUTION	26
SELLING SECURITYHOLDERS	28
LEGAL MATTERS	28
EXPERTS	28

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

Notice to New Hampshire Residents

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED (“RSA 421-B”), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.

We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•

the cost of raw materials represents a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers;

•

our U.S. operations have benefited from low-cost natural gas and natural gas liquids (“NGLs”); decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;

•

industry production capacities and operating rates may lead to periods of oversupply and low profitability; for example, there has been substantial capacity expansion announced in the U.S. olefins industry;

•

we may face operating interruptions at any of our facilities, which would negatively impact our operating results; for example, because the Houston refinery is our only refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring significant capital expenditures;

•	we face significant competition due to the commodity nature of many of our products and may not be able to protect our market position or otherwise pass on cost increases to our customers;

•

changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;

•	our ability to implement business strategies may be negatively affected or restricted by, among other things, governmental regulations or policies;

•

uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

•	the negative outcome of any legal, tax and environmental proceedings may increase our costs;

•

we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•	we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments could negatively impact our competitive position;

•

we have substantial international operations, and continued economic uncertainties, fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;

•

we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;

•	if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay; and

•

we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.

Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

All subsequent written and oral forward looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 regarding the securities we or selling securityholders may offer from time to time. This prospectus does not contain all of the information found in the registration statement. For further information regarding LyondellBasell Industries N.V., LYB International Finance B.V. and the securities offered by this prospectus, you should review the entire registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site on the Internet at http://www.sec.gov. Such registration statement can also be downloaded from the SEC’s web site.

The SEC allows us to “incorporate by reference” the information that LyondellBasell Industries N.V. has filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents that LyondellBasell Industries N.V. has previously filed with the SEC and in connection with any offering of securities hereby, any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of such offering:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 12, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed with the SEC on April 26, 2013;

•

Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 10, 2013 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012);

•	Current Reports on Form 8-K, as filed with the SEC on February 19, 2013, March 22, 2013, April 5, 2013, April 29, 2013, April 30, 2013, May 28, 2013, May 29, 2013, June 7, 2013 and June 17, 2013; and

•

The description of LyondellBasell Industries N.V.’s ordinary shares contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on April 28, 2010, as amended.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyondellbasell.com:

LyondellBasell Industries N.V.

c/o Lyondell Chemical Company

1221 McKinney Street, Suite 300

Houston, Texas 77010

Attn: Secretary to the Supervisory Board

(713) 309-7200

Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We or the selling securityholders may sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount.

The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

•	ordinary shares of LyondellBasell Industries N.V.;

•	debt securities of LyondellBasell Industries N.V., which may or may not be fully and unconditionally guaranteed by LYB International Finance B.V.;

•	debt securities of LYB International Finance B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

•	warrants of LyondellBasell Industries N.V.; and

•	units consisting of any of the securities listed above.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we or selling securityholders propose to sell;

•	the identity of the selling securityholders, if any;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.

As used herein, the term “LyondellBasell” refers to LyondellBasell Industries N.V. and, where the context requires, its direct and indirect subsidiaries. “LYB International Finance” refers to LYB International Finance B.V. References to “we,” “us,” “our,” and “the Company” refer to LyondellBasell Industries N.V. and its consolidated subsidiaries, taken as a whole, unless the context clearly indicates otherwise.

LYONDELLBASELL INDUSTRIES N.V.

LyondellBasell Industries N.V. is a public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.

We believe we are one of the world’s top five independent chemical companies based on revenues. We participate globally across the petrochemical value chain and are an industry leader in many of our product lines. Our chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstock into plastic resins and other chemicals. Our chemical products tend to be basic building blocks for other chemicals and plastics, while our plastic products are typically used in large volume applications. Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives including food packaging, home furnishings, automotive components, paints and coatings. Our refining business consists of our Houston refinery which processes crude oil into fuels such as gasoline, diesel and jet fuel.

The executive offices of Lyondell Basell Industries N.V. are located at 1 Berkeley Street, Mayfair, London, The United Kingdom W1J8DJ. The telephone number for that office is 020 7016 9527 and our internet address is www.lyondellbasell.com. Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”) after completion of proceedings under chapter 11 of title 11 of the United States Bankruptcy Code. LyondellBasell AF and 93 of its subsidiaries were debtors in jointly administered bankruptcy cases in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Cases”). Other subsidiaries of LyondellBasell AF were not involved in the Bankruptcy Cases. On April 23, 2010, the Bankruptcy Court approved our Third Amended and Restated Plan of Reorganization and we emerged from bankruptcy on April 30, 2010 (the date of our emergence from bankruptcy being the “Emergence Date”).

Prior to the Emergence Date, LyondellBasell Industries N.V. had not conducted any business operations. Accordingly, unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as incorporated by reference in this prospectus, reflect the actual historical consolidated results of operations and financial condition of LyondellBasell AF for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby or the adoption of “fresh-start” accounting. Thus, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained or incorporated by reference in this prospectus relates to LyondellBasell Industries N.V. and its subsidiaries following the Emergence Date.

LYB INTERNATIONAL FINANCE B.V.

LYB International Finance was incorporated as a private company with limited liability under the laws of the Netherlands on May 14, 2013 and is a wholly owned subsidiary of LyondellBasell. LYB International Finance is a financing vehicle for LyondellBasell and its consolidated subsidiaries. LYB International Finance has no independent operations, other than issuing debt on behalf of LyondellBasell and its consolidated subsidiaries, hedging such debt when appropriate and on-lending funds raised from such issuances to LyondellBasell and its consolidated subsidiaries. LYB International Finance will lend substantially all proceeds of its borrowings to LyondellBasell and its consolidated subsidiaries. LyondellBasell will fully and unconditionally guarantee the guaranteed debt securities issued by LYB International Finance as to payment of principal, premium (if any), interest and any other amounts due on such debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

Successor				Predecessor
Three Months Ended March 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	May 1 through December 31, 2010	January 1 through April 30, 2010	Year Ended December 31, 2009		Year Ended December 31, 2008
13.51x	6.53x	4.07x	3.78x	10.15x	(a	)	(a	)

(a)	For the years 2009 and 2008, earnings were insufficient to cover fixed charges by $3,889 million and $7,926 million, respectively.

We computed our consolidated ratios of earnings to fixed charges by dividing earnings available for fixed charges by fixed charges. For this purpose, earnings available for fixed charges consists of earnings from continuing operations before income taxes, undistributed earnings from affiliated companies’ non-controlling interests, cumulative effect of accounting changes, and fixed charges, excluding capitalized interest. Fixed charges are interest, whether expensed or capitalized, amortization of debt expense and discount on premium relating to indebtedness, and such portion of rental expense that can be demonstrated to be representative of the interest factor in the particular case.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repayment or refinancing of indebtedness, capital expenditures, dividends, acquisitions, repurchases or redemptions of our securities and working capital requirements. LYB International Finance will lend substantially all of the net proceeds it receives to LyondellBasell and its consolidated subsidiaries. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of LyondellBasell’s ordinary shares, with a par value of four eurocents (€0.04) each, LyondellBasell’s Articles of Association (which we refer to in this section as our Articles of Association) and Dutch law. The full text of our current Articles of Association has been filed with the SEC and is available, in Dutch and English, at our registered office in Rotterdam during regular business hours and is also available, in English, on our website: www.lyondellbasell.com.

Ordinary Shares

LyondellBasell’s authorized share capital is fifty-one million euro (€51,000,000), consisting of one billion two hundred seventy-five million (1,275,000,000) ordinary shares, each with a par value of four eurocents (€0.04). As of June 13, 2013, there were 575,849,877 shares outstanding excluding 2,577,187 shares held in treasury.

Voting and Approval Rights

Generally, each shareholder is entitled to one vote for each ordinary share held on every matter submitted to a vote of shareholders, including election of members of the Management Board and Supervisory Board. The Supervisory Board is divided into three classes of approximately equal size. The three classes have terms of three years each. There are no cumulative voting rights. Accordingly, the holders of a majority of voting rights will have the power to elect all members of the Management Board and the Supervisory Board who are standing for election.

Unless otherwise required by our Articles of Association or Dutch law, matters submitted for a vote at a general meeting of shareholders require the approval of a majority of the votes cast at the general meeting. Pursuant to Dutch law and our Articles of Association, both the Supervisory Board and holders of our ordinary shares have the right to approve decisions of the Management Board relating to (i) the transfer of all or substantially all our enterprise by way of a share or asset sale, consolidation or merger or otherwise, (ii) the entering into or termination of a long-lasting commercial relationship that is of essential importance to our business and (iii) the acquisition or disposition of shares or assets with a value of at least one-third of our consolidated asset value.

There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote ordinary shares.

Dividends and Distributions

Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine to allocate amounts to our reserves up to the amount of our annual profits. Out of our share premium reserve and other reserves available for shareholder distributions under Dutch law, the general meeting of shareholders may declare distributions after a proposal of the Management Board following approval from the Supervisory Board. We cannot pay dividends if the payment would reduce our shareholders’ equity below the aggregate par value of our outstanding ordinary shares, plus reserves (if any) required to be maintained by law. The Management Board, following approval from the Supervisory Board, may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to us.

The payment of dividends or distributions is subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends), our Management Board and Supervisory Board. The declaration of any cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions. There can be no assurance that any dividends or distributions will be declared or paid in the future. Any future cash dividends or distributions will be paid in U.S. dollars.

Shareholder Meetings

Each shareholder and certain other parties designated under Dutch law will be permitted, either personally or through an attorney-in-fact authorized in writing, to attend the general meeting of shareholders, to address said meetings and to exercise voting rights, subject to certain provisions of Dutch law and our Articles of Association.

Our general meetings of shareholders will be held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Management Board and/or the Supervisory Board deems necessary, or as otherwise provided for pursuant to Dutch law. One or more shareholders representing in the aggregate at least 10% of the issued share capital can request the Supervisory Board to convene a general meeting of shareholders. In addition, affiliates of each of Access Industries and Apollo Management, two of our shareholders, can require the Supervisory Board to convene a general meeting of shareholders for so long as each holds, together with its affiliates, at least 5% of the issued share capital. In each such case, the Supervisory Board is required to publish a convening notice for such a general meeting of shareholders within four weeks of receipt from such shareholders of (i) a specified agenda for such general meeting of shareholders and, (ii) in the sole discretion of the Supervisory Board, compelling evidence of the number of shares held by such shareholder or shareholders. If such meeting is not held within six weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them.

One or more shareholders representing solely or jointly at least 1% of the issued share capital or, as long as our shares are admitted to trading on the NYSE, shareholders whose shares represent a value of €50,000,000 or more, can request the Supervisory Board to place a matter on the agenda, provided that the Supervisory Board has received such request at least 60 days prior to the date of the general meeting of shareholders concerned.

Election and Tenure of Directors

The members of our Management Board are charged with managing our day-to-day affairs. The members of our Supervisory Board are charged with the supervision of the policy of the Management Board and of our general course of affairs.

The Supervisory Board shall determine the size of the Management Board, provided that the Management Board shall consist of at least one member. The Supervisory Board shall determine the size of the Supervisory Board; provided that the Supervisory Board shall consist of at least nine members and shall not have more than eleven members unless required in order to comply with (i) our Articles of Association, (ii) the terms of any binding nomination agreement and (iii) applicable law or regulation, including the NYSE listing standards.

The general meeting of shareholders appoints the member(s) of the Management Board upon the nomination of the Supervisory Board and, subject to the terms of any binding nomination agreements, the members of the Supervisory Board; provided that the Supervisory Board itself shall be entitled to appoint up to one-third of the members of the Supervisory Board in accordance with Dutch law, which appointments shall terminate on the date of the next following general meeting of shareholders.

We entered into a binding nomination agreement with affiliates of each of Access Industries and Apollo Management pursuant to which we agreed that (i) if it, together with its affiliates, owns 18% or more of our outstanding ordinary shares, it will have the right to nominate three members of the Supervisory Board; (ii) if it, together with its affiliates, owns at least 12% but less than 18% of our outstanding ordinary shares, it will have the right to nominate two members of the Supervisory Board; and (iii) if it, together with its affiliates, owns at least 5% but less than 12% of our outstanding ordinary shares, it will have the right to nominate one member of the Supervisory Board. The general meeting of shareholders may render such nomination non-binding by means of a resolution adopted by at least two-thirds of the valid votes cast, representing more than half of the issued capital. Currently, four of the members of our Supervisory Board were nominated in accordance with these agreements.

The general meeting of shareholders may dismiss, or suspend for a period of up to 3 months, a member of the Management Board or the Supervisory Board by a resolution adopted by at least two-thirds of the votes cast in a meeting where at least half of the issued share capital is represented. If the general meeting of shareholders has suspended a member of the Management Board or the Supervisory Board, the general meeting of shareholders shall within three months after the suspension has taken effect resolve either to dismiss such relevant member, or to terminate or continue the suspension, failing which the suspension shall lapse.

The Supervisory Board is divided into three classes each of which serve for three year terms. There is no limit to the number of times a member of the Supervisory Board can be reappointed. The term of the initial Management Board is five years beginning in 2010; thereafter, a member will be appointed for a maximum period of four years. There is no limit to the number of times a member of the Management Board can be reappointed.

Subject to our Articles of Association, the Management Board and Supervisory Board may adopt rules and regulations governing the internal proceedings of each such constituency, including rules relating to voting on nominations of directors, board composition and governance.

Issuance of Ordinary Shares/Pre-emptive Rights

Our Articles of Association provide that our Supervisory Board has the authority to issue shares within the limits of up to twenty percent of our authorized share capital from time to time, until April 30, 2015. The designation of the Supervisory Board as the body competent to issue shares may, by our Articles of Association or by a resolution of the general meeting of shareholders, be extended each time for a period not exceeding five years.

Under Dutch law and our Articles of Association, every holder of ordinary shares will have a preemptive right in the proportion that the aggregate amount of his ordinary shares bears to the total amount of shares outstanding. The preemptive right may be restricted or excluded by a resolution of the Supervisory Board for so long as the Supervisory Board is the competent body to issue shares. A holder of ordinary shares will not have a preemptive right to shares which are being issued against contribution other than in cash; to ordinary shares which will be issued to our employees or employees of one of our group companies; and to ordinary shares which will be issued as a result of merger or demerger.

Repurchase of Ordinary Shares

The shareholders may delegate to the Management Board the authority, subject to certain restrictions contained in Dutch law and our Articles of Association, to cause us to acquire, for consideration, our own fully paid ordinary shares. Such authorization may not be granted for a period exceeding 18 months. In the authorization, the general meeting of shareholders shall determine how many shares thereof may be acquired, the manner in which they may be acquired and between what limits the price for such ordinary shares shall be.

The authorization will not be required for the acquisition of ordinary shares by us for transfer to our employees in accordance with an employee share plan.

At our 2013 general meeting of shareholders, the shareholders granted authority to the Management Board, with the approval of the Supervisory Board, to repurchase up to 10% of our issued share capital until November 22, 2014 on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging up to 110% of the market price at the time of the transaction.

Capital Reduction

Upon proposal by the Management Board, following approval from the Supervisory Board, the general meeting of shareholders may reduce our issued share capital by cancellation of ordinary shares held by us, subject to certain statutory provisions. However, if less than one half of the issued share capital is present at the meeting, the general meeting of shareholders may only adopt a resolution for capital reduction with a majority of at least two-thirds of the votes cast.

At our 2013 general meeting of shareholders, the shareholders granted authority to the Management Board to cancel up to 10% of our issued share capital if held in our treasury account.

Amendment of Our Articles of Association

Our Articles of Association may be amended, on the proposal of the Management Board which has been approved by the Supervisory Board, by a majority of the votes cast at a general meeting of shareholders; provided that such proposal is stated in the notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting.

DESCRIPTION OF DEBT SECURITIES

The debt securities of LyondellBasell and LYB International Finance covered by this prospectus will be the general unsecured obligations of LyondellBasell and LYB International Finance, respectively. The debt securities of LYB International Finance will be fully and unconditionally guaranteed by LyondellBasell. The debt securities of LyondellBasell may be fully and unconditionally guaranteed by LYB International Finance. LyondellBasell will issue senior debt securities under an indenture to be entered into between LyondellBasell Industries N.V., as issuer, and Wells Fargo Bank, N.A., as trustee. LYB International Finance will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture to be entered into among LYB International Finance, as issuer, LyondellBasell as guarantor, and Wells Fargo Bank, N.A., as trustee. The indentures of LyondellBasell and LYB International Finance will be substantially identical except with regards to the entities that will issue and guarantee, if any, the debt securities governed by such indenture.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “LyondellBasell” mean LyondellBasell only and all references to “LYB International Finance” mean LYB International Finance only.

General. The indentures do not limit the amount of debt securities that LyondellBasell or LYB International Finance may issue under the indentures, and does not limit the amount of other unsecured debt or securities that LyondellBasell or LYB International Finance may issue. LyondellBasell and LYB International Finance may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the price at which LyondellBasell or LYB International Finance will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	in the case of debt securities issued by LyondellBasell, whether the payment of principal and interest on the debt securities is guaranteed and, if so, the terms of the guarantee;

•

whether LyondellBasell or LYB International Finance will initially issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances LyondellBasell or LYB International Finance will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require LyondellBasell or LYB International Finance to redeem, purchase or repay the debt securities;

•	the denominations in which LyondellBasell or LYB International Finance will issue the debt securities if other than $2,000 and integral multiples of $1,000;

•	if payments on the debt securities will be payable in foreign currency or currency units or another form and if payments will be payable by reference to any index or formula;

•	any provisions for additional tax amounts or redemption for changes in taxes;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus and whether such changes or additions are subject to covenant defeasance;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of LyondellBasell, LYB International Finance or any other entity; and

•	any other terms of the debt securities which terms shall not adversely affect any prior series of debt securities.

LyondellBasell and LYB International Finance may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If these debt securities are sold, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If any of the debt securities are sold for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Limitation on Mergers and Consolidations. The indentures generally permit a consolidation or merger involving LyondellBasell or LYB International Finance. They also permit LyondellBasell or LYB International Finance to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of their assets. Each of LyondellBasell and LYB International Finance has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to LYB International Finance, LyondellBasell), or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its property and assets to any person (other than, with respect to LYB International Finance, LyondellBasell), unless

•

either (i) it is the continuing entity or (ii) the resulting entity is organized under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece) and, in each case expressly assumes by a supplemental indenture the performance of its covenants and obligations under the applicable indenture and, in the case of LyondellBasell or LYB International Finance as the issuer, the due and punctual payment on the debt securities or, in the case of LyondellBasell with respect to the debt securities of LYB International Finance or LYB International Finance with respect to the debt securities of LyondellBasell, the performance of the related guarantee; and

•	immediately after giving effect to such transaction or series of transactions, no default or event of default occurred and is continuing or would result therefrom.

LyondellBasell is also permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the capital stock or all or part of the assets of any subsidiary, division or line of business or group of such subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated Consolidated EBITDA that was less than 40% of the Consolidated EBITDA of LyondellBasell in (a) the most recently completed four quarters or fiscal year for which financial statements are required to be delivered pursuant to the indenture and (b) each of the last three completed fiscal years of LyondellBasell for which financial statements are required to be delivered pursuant to the indenture and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of LyondellBasell and its subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements are required to be delivered pursuant to the indenture; provided that such disposition otherwise complies with the indenture.

“Consolidated EBITDA” means the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of LyondellBasell and its subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.

Upon any transaction of the type described in and effected in accordance with this covenant, the resulting entity will succeed to and be substituted for LyondellBasell or LYB International Finance, as applicable, and may exercise all of LyondellBasell’s or LYB International Finance’s rights and powers under the indentures and the debt securities with the same effect as if the resulting entity had been named as LyondellBasell or LYB International Finance, as applicable, in the indentures. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of LyondellBasell’s or LYB International Finance’s obligations and covenants under the applicable indenture and the debt securities, LyondellBasell or LYB International Finance, as applicable, will be relieved of all such obligations.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest or any additional amounts on any debt securities of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt securities of that series when due;

•	failure to make or deposit any sinking fund payment for that series for 30 days when due;

•

failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than the events of default above or an agreement or covenant that has been included in the applicable indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•

in the case of LYB International Finance debt securities, the related guarantee of LyondellBasell ceases to be in full force and effect with respect to the debt securities of such series (except as contemplated by the terms thereof) and such default continues for 10 days;

•	specified events involving bankruptcy, insolvency or reorganization of LyondellBasell and, with respect to LYB International Finance’s debt securities, LyondellBasell or LYB International Finance; and

•

any other event of default provided for that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the applicable indenture that are affected by that failure.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of the applicable series of debt securities within 90 days after it becomes known to the trustee. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in any payment on the debt securities of such series, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in the case of the event of default described in the fourth bullet above, 25% in principal amount of all debt securities issued under the applicable indenture that are affected by the default, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization involving us occurs, the principal of and all accrued and unpaid interest on all the debt securities issued under that indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (other than an event of default related to the non-payment of principal of or premium or interest on or any additional amounts) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the then outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of a series of debt securities unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under an indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

Each indenture requires LyondellBasell and LYB International Finance, as applicable, to file each year with the trustee a written statement as to their compliance with the covenants contained in the indenture.

Modification, Waiver and Meetings. Each indenture may be amended or supplemented with the consent of the majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities of the relevant series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt securities;

•	reduce the principal of, any premium on or any mandatory sinking fund with respect to the debt securities or change their stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt securities may or must be redeemed;

•	change any obligation to pay additional amounts on the debt securities;

•	make payments on the debt securities payable in currency other than as originally stated in the debt securities;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•

make any change in the percentage of principal amount of debt securities of the relevant series for a waiver of default or make any change in the provisions related to the rights of holders to receive payment or in these bullets regarding modification without the consent of holders;

•	waive a continuing default or event of default regarding any non-payment of principal of or premium or interest on or any additional amounts with respect to the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security pursuant to its terms.

Each indenture may be supplemented or amended or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of LyondellBasell’s or LYB International Finance’s obligations, as applicable, under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under that indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities or the related guarantees;

•	to conform to this description of debt securities or the description of the notes included in the prospectus supplement with respect to the debt securities of a particular series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under an indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under an indenture in any material respect;

•	to amend or supplement an indenture to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable provisions of such indenture; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the applicable indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any

•	default or event of default in any payment on any debt securities; or

•	compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

We, the trustee or the holders of at least 33 1/3% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series for the following purposes:

•

to give any notice to us or the trustee, or to give any directions to the trustee, or waive any default or event of default and its consequences or to take any other action authorized to be taken by the holders pursuant to the applicable indenture;

•	to remove the trustee and nominate a successor trustee;

•	to consent to the execution of an indenture or of indentures supplemental to an indenture; or

•

to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the debt securities of any one or more or all series, as the case may be, under any other provision of the applicable indenture or under applicable law.

Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution will be the presence of persons holding or representing such debt securities of that series in an aggregate principal amount sufficient to take action upon the business for the transaction of which the meeting was called.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee under the indenture any combination of funds or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of LyondellBasell or LYB International Finance, as applicable, either of the following will occur:

•

LyondellBasell and, with respect to the LYB International Finance indenture, LyondellBasell and LYB International Finance will be discharged from its or their obligations with respect to the debt securities of that series (“legal defeasance”); or

•

LyondellBasell and, with respect to the LYB International Finance indenture, LyondellBasell and LYB International Finance will no longer have any obligation to comply with the restrictive covenants applicable to that series of debt securities, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of LyondellBasell or LYB International Finance to pay principal, premium, interest and any additional amounts on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee and repayment to us of excess money or government securities, when:

•	either

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due has been deposited with the trustee; and

•	all other sums payable by LyondellBasell or LYB International Finance with respect to the debt securities of that series have been paid.

Governing Law. New York law will govern the indentures, the debt securities and the guarantees.

Trustee. Wells Fargo Bank, N.A. is the trustee under each indenture. Wells Fargo Bank, N.A. serves as trustee or custodian relating to a number of series of debt obligations of LyondellBasell. Certain of Wells Fargo Bank, N.A.’s affiliates perform certain commercial banking services for us for which they receive customary fees.

Each indenture contains limitations on the right of the trustee, if it or any of its affiliates becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will affect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents LyondellBasell or LYB International Finance, as applicable, initially designates, LyondellBasell or LYB International Finance, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. LyondellBasell or LYB International Finance, as applicable, may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, LyondellBasell or LYB International Finance, as applicable, will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At LyondellBasell’s or LYB International Finance’s option, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. LyondellBasell or LYB International Finance, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day, and no interest shall accrue for the intervening period. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is, when used with respect to any place of payment or any other particular location referred to in the indenture or in the debt securities of any series, any day except a Saturday, Sunday or any other day on which commercial banks in such place of payment or other location are authorized or obligated by law or executive order to close.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to LyondellBasell or LYB International Finance, as applicable, upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to LyondellBasell or LYB International Finance, holders entitled to the money must look to LyondellBasell or LYB International Finance, as the case may be, for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Ranking. The debt securities will constitute senior debt of LyondellBasell or LYB International Finance, as applicable, and will rank equally with all of the other series of debt securities issued under the applicable indenture and will rank senior to all series of subordinated securities issued by them and outstanding from time to time.

Restrictive Covenants. Each of the indentures contains restrictions on the activities of LyondellBasell and its subsidiaries for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description of the restrictive covenants the capitalized terms that we have defined below under “Glossary.”

Limitation on Liens

Each indenture provides that LyondellBasell will not, nor will it permit any subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien of or upon any Principal Property or Capital Stock of any subsidiary that directly owns any Principal Property, whether such Principal Property or Capital Stock is owned as of the date of issuance of the applicable debt securities or thereafter acquired, without in any such case making or causing to be made effective provision (and LyondellBasell covenants that in any such case it shall make or cause to be made effective provision) whereby the debt securities (together with, if LyondellBasell shall so determine, any other Debt created, incurred, issued, assumed or guaranteed by LyondellBasell or any subsidiary then existing or thereafter created) shall be secured by such Lien equally and ratably with (or, at the option of LyondellBasell, prior to) such Debt, so long as such Debt shall be so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.

In addition, LyondellBasell or any subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restriction (other than any Debt secured by Liens permitted as described under clauses (1) through (7) of the definition of Permitted Liens) plus the aggregate amount of all Attributable Debt of LyondellBasell and any of its subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted pursuant to clauses (1) and (2) of the first sentence of the first paragraph under “ — Limitation on Sale / Lease-Back Transactions”, below does not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.

Limitation on Sale / Lease-Back Transactions

LyondellBasell will not, and will not permit any of its subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,

(1) LyondellBasell or such subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (1) or (6) of the definition of Permitted Liens, without equally and ratably securing the debt securities, to create, issue, assume or guarantee Debt secured by a Lien on such Principal Property; or

(2) LyondellBasell or such subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such Principal Property or (y) the fair market value (as determined by the Board of Directors of LyondellBasell) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Debt incurred or assumed by LyondellBasell or any subsidiary (other than indebtedness owned by LyondellBasell or any subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or

(3) the Attributable Debt of LyondellBasell and its subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the date hereof (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this covenant, plus the aggregate principal amount of Debt secured by Liens then outstanding (not including any such Debt secured by Liens described in clauses (1) through (7) of the definition of Permitted Liens) which do not equally and ratably secure the debt securities (or secure debt securities on a basis that is prior to other Debt secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.

Glossary

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by LyondellBasell) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Consolidated Net Tangible Assets” means the Total Assets LyondellBasell and its subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of LyondellBasell and its subsidiaries), in each case calculated in accordance with GAAP, provided, that in the event that LyondellBasell or any of its subsidiaries assumes or acquires any assets in connection with the acquisition by LyondellBasell and its subsidiaries of another person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Debt” means any indebtedness for borrowed money.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date with respect to a series of debt securities, LyondellBasell may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in the indentures to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. LyondellBasell shall give notice of any such election to the trustee.

“Issue Date” means, with respect to debt securities of any series, the first date on which the debt securities of such series are originally issued under the applicable indenture.

“Lien” means any mortgage, security interest, pledge or lien.

“Permitted Liens” means:

(1) Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Debt acquired by, LyondellBasell or any subsidiary (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Debt upon the acquisition thereof by LyondellBasell or any subsidiary, or (ii) to secure any Debt issued, assumed or guaranteed by LyondellBasell or any subsidiary prior to, at the time of, or within one year after (A) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (B) in the case of shares of Capital Stock or Debt, the acquisition of such shares of Capital Stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Debt and, in the case of property, the cost of construction thereof or improvements thereon;

(2) Liens of or upon any property, shares of Capital Stock or Debt existing at the time of acquisition thereof by LyondellBasell or any subsidiary;

(3) Liens of or upon any property of a corporation existing at the time such corporation is merged with or into or consolidated with LyondellBasell or any subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to LyondellBasell or any subsidiary;

(4) Liens of or upon (A) any property of, or shares of Capital Stock or Debt of, a person existing at the time such person becomes a subsidiary or (B) any shares of Capital Stock or Debt of a joint venture;

(5) Liens to secure Debt of any subsidiary to LyondellBasell or to another subsidiary;

(6) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Debt subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings); and

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing on the Issue Date or any Lien referred to in the foregoing clauses (1) through (6), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Debt which was subject to the Lien so extended, renewed or replaced.

“Principal Property” means any single refinery, any single manufacturing plant or any single parcel of real estate, in each case owned by LyondellBasell or any of its subsidiaries, the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such refinery, manufacturing plant or parcel of real estate that, in the opinion of the Board of Directors of LyondellBasell, is not of material importance to the business conducted by LyondellBasell and its subsidiaries as a whole.

“Sale and Lease-Back Transaction” means the leasing by LyondellBasell or any subsidiary of any Principal Property, whether owned on Issue Date or acquired after such date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between LyondellBasell and any subsidiary or between subsidiaries), which Principal Property has been or is to be sold or transferred by LyondellBasell or such subsidiary to any party with the intention of taking back a lease of such Principal Property.

“Total Assets” means the total consolidated assets of LyondellBasell and its subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date as shown on the most recent quarterly balance sheet of LyondellBasell, determined on a consolidated basis according to GAAP.

DESCRIPTION OF GUARANTEES

Guarantee of LYB International Finance Debt Securities

LyondellBasell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance in respect of the debt securities issued by LYB International Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance in respect of such debt securities, the holder of the debt securities may institute legal proceedings directly against LyondellBasell to enforce the guarantees without first proceeding against LYB International Finance. The guarantees will rank equally with all of LyondellBasell’s other unsecured and unsubordinated debt from time to time outstanding.

Guarantee of LyondellBasell Debt Securities

LYB International Finance may fully and unconditionally guarantee LyondellBasell’s payment obligations under any series of debt securities issued by LyondellBasell. If a series of debt securities is so guaranteed, LYB International Finance will execute a separate guarantee agreement or a supplemental indenture as evidence of its guarantee. We will provide the specific terms of any such guarantee in the applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholder may sell the securities:

•	through agents,

•	to or through underwriters,

•	through broker-dealers (acting as agent or principal),

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

•	through a combination of any such methods of sale,

•	through any other methods described in a prospectus supplement

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used. Selling securityholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, dealers and selling securityholders may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

The validity of the ordinary shares, warrants and units in respect of which this prospectus is being delivered will be passed on for us by our Dutch counsel, De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, as to certain matters of Dutch law. The validity of the debt securities and guarantees in respect of which this prospectus is being delivered will be passed on for us by our U.S. counsel, Baker Botts L.L.P., Houston, Texas, as to certain matters of New York law.

EXPERTS

The consolidated financial statements of (i) the predecessor of LyondellBasell Industries N.V. and (ii) LyondellBasell Industries N.V. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to LyondellBasell Industries N.V.’s Current Report on Form 8-K filed with the SEC on June 17, 2013 have been so incorporated in reliance on the reports (each of which contains an explanatory paragraph relating to the Company’s emergence from bankruptcy and adoption of fresh-start accounting as described in Notes 1 and 23 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.